Exhibit 8.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

May 8, 2017

Caterpillar Financial Services Corporation

2120 West End Avenue

Nashville, TN 37203-0001

Re:                             Caterpillar Financial Services Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as tax counsel to Caterpillar Financial Services Corporation (“CFSC”), a Delaware corporation, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the registration statement on Form S-3, File No. 333-217029 (the “Registration Statement”) filed on March 30, 2017 in connection with the registration under the Act of debt securities of CFSC and the Prospectus dated March 30, 2017 and the Prospectus Supplement dated May 8, 2017 (such Prospectus and the Prospectus Supplement being herein referred to together as the “Prospectus”) relating to the public offering, from time to time, of CFSC’s Medium-Term Notes, Series H, with maturities of nine months or more from the date of issuance (the “Notes”), in the form filed with the Commission pursuant to Rule 424(b) under the Act.  The Notes will be issued pursuant to an indenture, dated as of April 15, 1985, between CFSC, as issuer, and U.S. Bank Trust National Association, as successor trustee (the “Trustee”), as supplemented to date (the “Indenture”).

In connection with this opinion, we have examined the Registration Statement, the Prospectus, the Indenture and the forms of the Notes and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below.  For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Note issuances that have come to our attention during our engagement and (ii) that the Note issuances will be consummated in the manner described in the Registration Statement and the Indenture.

Subject to the assumptions set forth above and the assumptions and qualifications set forth in the discussion in the Prospectus under the heading “Certain United States Federal Income Tax Consequences” (the “Discussion”), it is our opinion that the Discussion is a fair summary of certain United States federal income tax considerations of an investment in the Notes.  We express no opinion as to whether the Discussion addresses all of the United States federal income tax consequences of an investment in the Notes.  In addition, we express no

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

opinion as to the United States federal, state, local, foreign or other tax consequences, other than as set forth in the Discussion.  Further, there can be no assurances that the opinion expressed herein will be accepted by the Internal Revenue Service (the “IRS”) or, if challenged, by a court.  We also note that the Registration Statement and the Prospectus do not relate to a specific transaction.  Accordingly, the above—referenced description of United States federal income tax consequences may, under certain circumstances, require modification in the context of an actual transaction.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986 as amended, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS, and such other authorities as we have considered relevant.  It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time, possibly with retroactive effect.  A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue or incorrect.

This opinion is furnished to you solely for use in connection with the filing of the Prospectus with the Commission and is not to be used for any other purpose without our express written permission.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the heading “Certain United States Federal Income Tax Consequences” in the Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sidley Austin LLP